UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778427 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 15, 2011, Virgin Media Inc. (the “Company”), certain of its subsidiaries, and Deutsche Bank AG, London Branch, as Facility Agent and Security Trustee, on behalf of itself and other banks and financial institutions, effected certain amendments (the “Amendments”) to the Company’s Senior Facilities Agreement dated March 16, 2010, as amended and restated on March 26, 2010 and February 15, 2011 (as amended, the “Senior Facilities Agreement”).

The Senior Facilities Agreement has been amended to, among other things: (i) fix the total net leverage ratio to 3.75:1.00 from December 31, 2011 until December 31, 2015; (ii) delete the cap on the amount of cash that can be deducted in calculating consolidated senior net debt and consolidated net debt; (iii) allow the Company to incur debt so long as it remains in compliance with the total net leverage; (iv) change the required level for the ratio of consolidated senior net debt to consolidated operating cashflow from 2.25:1.00 to 3.00:1.00; (v) include sale and leaseback arrangements in certain financial baskets; (vi) increase  certain financial baskets to the greater of £250 million plus amounts outstanding as of the original execution date and the amount that could be incurred so that the ratio of consolidated senior net debt to consolidated operating cashflow is equal to, or less than, 3.00:1.00 for the purposes of incurring secured debt; (vii) eliminate the excess cash flow sweep; and (viii) eliminate the restriction on using the proceeds of an additional facility or additional senior secured notes for the payment of any dividends or distributions to the Company and the repayment or prepayment of the 9.125% senior notes due 2016.

This summary of the Amendments is not exhaustive and the full text of the Senior Facilities Agreement is attached as Exhibit 10.1 and incorporated herein by reference.

Additionally, 96.2% of Term Loan A lenders under the Senior Facilities Agreement have agreed to defer their portion of the £200 million amortization payment due June 30, 2014, by one year, to June 30, 2015.

The Company will pay approximately £4,138,692.10 in fees in connection with the Amendments and the deferral of amortization payment.

On February 16, 2011, the Company issued a press release regarding the Amendments.  The press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits

10.1         Senior Facilities Agreement, dated March 16, 2010, as amended and restated on March 26, 2010 and February 15, 2011.

99.1         Press release, dated February 16, 2011, issued by Virgin Media Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2011

VIRGIN MEDIA INC.

By:	/s/ Scott Dresser
Name:	Scott Dresser
Title:	Secretary